Exhibit 32

Certifications of the Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Appgate, Inc. (the “Company”) on Form 10- K for the period ending December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Barry Field, the Chief Executive Officer of the Company, and Rene A. Rodriguez, the Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2022	By:	/s/ Barry Field
Barry Field
(Principal executive officer)

Date: March 31, 2022	By:	/s/ Rene A. Rodriguez
Rene A. Rodriguez
(Principal financial officer)